UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to Section 240.14a-12

Semrush Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

This Schedule 14A relates solely to preliminary communications made prior to furnishing security holders of Semrush Holdings, Inc. (the “Company”) with a definitive proxy statement related to a proposed transaction in which Fenway Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Adobe, Inc. (“Adobe”), a Delaware corporation, will merge with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Adobe.

The following Questions and Answers were presented to Company stakeholders on November 19, 2025.

General & Strategic Rationale Q&A

1.	What’s the reason behind the deal, and why now?

●	The Semrush team has worked hard to build a platform that offers marketers the ability to win in online search and in digital marketing. We remain laser-focused to empower marketers worldwide to control their digital brand visibility.

●	While our investments and dedication are paying off, our collective ambition is to accelerate our overall impact on the marketing community, and today’s news is yet one more step in that direction. Adobe brings a global network of customers and partners across all key industry verticals, and the opportunity to expand our operations together much faster than if we were on our own.

●	Together, Adobe and Semrush will deliver a comprehensive solution that gives marketers a holistic understanding of how their brands appear across owned channels, large language models (LLMs), traditional search and the web.

2.	What are the deal terms?

●	Adobe is purchasing Semrush for $12 per share, or approximately $1.9 billion in an all-cash transaction.

3.	When is the deal expected to close?

●	We expect the deal to close in the first half of 2026, subject to the receipt of required regulatory approvals and the satisfaction of other customary closing conditions, including the approval of a majority of the voting power of Semrush stockholders.

4.	Why is this deal compelling for Semrush and its stakeholders?

●	Together, Adobe and Semrush will deliver a comprehensive solution that gives marketers a holistic understanding of how their brands appear across owned channels, large language models (LLMs), traditional search and the web.

●	By joining Adobe, we expect to be able to supercharge our growth, expand our customer reach, benefit from their scale, and amplify their product suite to achieve faster execution on our strategic roadmap than we would separately.

5.	How do Semrush’s offerings complement those of Adobe? Will Semrush’s products become part of Adobe’s ecosystem?

●	Together, Adobe and Semrush will deliver a comprehensive solution that gives marketers a holistic understanding of how their brands appear across owned channels, large language models (LLMs), traditional search and the web.

●	By joining Adobe, we expect to be able to supercharge our growth, expand our customer reach, benefit from their scale, and amplify each other’s product suite to achieve faster execution on our strategic roadmap than we would separately.

●	Adobe recognized our strong foundation of data-driven intelligence, coupled with our capabilities to ensure brand visibility across search engines, LLMs, social media, and more.

6.	What are the expected synergies?

●	Naturally, Semrush will benefit from the scale and scope of Adobe. However, we cannot speak to synergies that may be realized by Adobe.

7.	How does AI influence Semrush’s offerings and compete with other companies capitalizing on AI?

●	In addition to building AI capabilities throughout the platform’s workflows to help marketers move more quickly from data to insight to action, AI most notably influences the search experience and consumer behavior.

●	As marketers increasingly turn to their SEO teams and partners to drive their generative AI marketing strategies, Semrush GEO solutions -- built on extensive brand search and SEO expertise -- are powerful solutions for marketers to ensure brand visibility and relevance.

●	With data-driven intelligence, Semrush offers marketers proprietary tools for comprehensive intelligence while managing both SEO and GEO in one place.

●	Adobe is focused on using AI to deliver personalized customer experiences at scale with greater agility and efficiency, and they recognized us as a strategic partner for our strong capabilities in AI.

8.	Does this deal require Semrush stockholder approval? Does it require Adobe stockholder approval?

●	This deal is subject to Semrush stockholder approval by a majority of Semrush’s voting interests. As of November 19, the holders of over 75% of Semrush’s voting interests have committed to voting in favor of the transaction. It does not require Adobe shareholder approval.

9.	What is the expected timeline for regulatory approvals?

●	We will comply with all applicable regulations and remain confident that we can close our transaction in the first half of 2026.

10.	Will there be any changes to Semrush’s leadership team as a result of this transaction?

●	Adobe values our people and is committed to a thoughtful integration that highlights our collective talent.

●	We don’t have any specifics to share at this time, and for now, it remains business as usual at Semrush. Nothing will change immediately as a result of the announcement of this transaction.

11.	Do you anticipate layoffs or required relocations because of the deal?

●	Adobe values our people and what everyone has accomplished through hard work, a strong customer commitment, and a spirit of innovation. It is too early to speculate how the post-acquisition organization will look, and we are thoughtfully planning for the transition process and expect to retain talent.

●	For now, it is business as usual at Semrush and nothing will be changing as a result of this announcement.

12.	Does Semrush have any other announcements planned for the near future?

●	Right now, we are focused on closing this transaction and ensuring a successful integration.

●	We will provide updates as they materialize and become relevant.

13.	What is Semrush’s current operational footprint?

●	Semrush is a global company with US headquarters in Boston, Massachusetts. We have offices in major cities in the US and Europe, and a global workforce across North America, Europe, and other regions.

Investor Q&A

14.	Why is this transaction compelling for Semrush’s stockholders?

●	We believe this deal represents a compelling opportunity for Semrush stockholders.

●	Together, Adobe and Semrush will deliver a comprehensive solution that gives marketers a holistic understanding of how their brands appear across owned channels, large language models (LLMs), traditional search and the web.

●	By joining Adobe, a scaled platform that enables 99% of the Fortune 100 companies, we expect to supercharge growth and achieve faster execution on our strategic roadmap than we could alone.

15.	How is the deal financed?

●	The acquisition is an all-cash transaction of $12.00 per share which values Semrush at approximately $1.9 Billion.

16.	What will happen to my shares now that Semrush is being delisted?

●	Semrush’s stockholders will receive $12.00 per share for each share of Semrush common stock owned, subject to transaction approval by Semrush stockholders and other customary closing conditions.

17.	What should stockholders expect between now and close?

●	The transaction is expected to close in the first half of 2026, subject to the receipt of required regulatory approvals and the satisfaction of other customary closing conditions, including approval by Semrush’s stockholders.

18.	What changes should we expect to Semrush’s financial performance under Adobe’s ownership?

●	By joining Adobe, we expect to be able to supercharge our growth, expand our customer reach, benefit from their scale, and amplify each other’s product suite to achieve faster execution on our strategic roadmap than we would separately.

●	Adobe will likely have more to share on where Semrush fits into its Customer Experience business, including from a performance and reporting perspective once we close our transaction and begin the integration process.

19.	What new strategic initiatives will Semrush be able to pursue as a part of Adobe?

●	By joining Adobe, a scaled platform that enables 99% of the Fortune 100 companies, we expect to be able to supercharge our growth and achieve faster execution on our strategic roadmap than we would separately.

●	As we move towards close, we look forward to partnering with Adobe on our roadmap and priorities for the future.

●	Adobe will likely have more to share in this regard once we close our transaction and begin the integration process.

20.	Will there be any changes to capital allocation strategies moving forward?

●	On closing of the transaction, Semrush will be a wholly-owned subsidiary of Adobe; other questions around Semrush’s post-closing operations and about future capital allocation should be directed towards Adobe.

21.	Are Semrush’s capital allocation decisions now subject to approval from Adobe?

●	Yes, and there will be no share repurchases made by Semrush given this announcement.

●	On closing of the transaction, Semrush will be a wholly-owned subsidiary of Adobe; other questions around Semrush’s post-closing operations and about future capital allocation should be directed towards Adobe.

22.	Will Semrush maintain its investor relations program prior to close?

●	Yes. Until the transaction closes, Semrush will continue to operate as a separate public company.

23.	Will Semrush now cease reporting public filings?

●	Until the transaction closes, Semrush will be operating business as usual. This means continuing to make all requisite filings under the Securities Exchange Act of 1934, following New York Stock Exchange listing standards, and other related laws and regulations for publicly traded companies.

24.	What specific revenue and cost synergies are expected and when?

●	Naturally, Semrush will benefit from the scale and scope of Adobe. However, we cannot speak to synergies that may be realized by Adobe.

25.	What is Adobe’s view as to how Semrush fits into their portfolio?

●	Adobe recognizes Semrush as a powerful partner for marketers looking to manage brand visibility and audience reach through its data-driven generative engine optimization (GEO) and search engine optimization (SEO) solutions.

●	Combining with Semrush allows Adobe to better support marketers by optimizing content for generative engines, driving more visibility, customer engagement, and conversions across the ecosystem.

●	Together, Adobe and Semrush will deliver a comprehensive solution that gives marketers a holistic understanding of how their brands appear across owned channels, large language models (LLMs), traditional search and the web.

26.	Who is advising the companies?

●	Wachtell, Lipton, Rosen & Katz is serving as legal advisor to Adobe in connection with the transaction.

●	Centerview Partners LLC is serving as exclusive financial advisor to Semrush, and Davis Polk & Wardwell LLP is serving as legal advisor to Semrush in connection with the transaction.

27.	Was there a competitive process? Did the Board evaluate other bidders or strategic alternatives?

●	We will soon be filing our merger proxy statement, which will include a Background of the Transaction and details of the events that led to the announcement.

28.	Who initiated the sale?.

●	We will soon be filing our merger proxy statement, which will include a Background of the Transaction section and details all of the events that led to the announcement.

29.	Does this deal require Semrush stockholder approval? Does it require Adobe shareholder approval?

●	This deal is subject to Semrush stockholder approval by a majority of Semrush’s voting interests. As of November 19, the holders of over 75% of Semrush’s voting interests have committed to voting in favor of the transaction. It does not require Adobe shareholder approval.

30.	What is the expected timeline for regulatory approvals?

●	We will comply with all applicable regulations and remain confident that we can close our transaction in the first half of 2026.

Employee Q&A

32.	We’ve been highly focused on growth and scale. How does this strategic decision relate to our overall growth story?

The Semrush team has worked hard to build a platform that offers marketers the ability to win in online search and in digital marketing. We remain laser-focused to empower marketers worldwide to control their digital brand visibility. While our investments and dedication are paying off, our collective ambition is to accelerate our overall impact on the marketing community, and today’s news is yet one more step in that direction.

With Adobe’s support and resources, we will join a household name, renowned for its leading solutions in the agentic AI era to help marketers manage every part of the customer experience, including content creation, customer engagement, and brand visibility. Upon closure, we’ll integrate into globally scaled operations, and an even larger resource pool to fuel our AI search innovation and enhanced customer experience.

33.	Will there be any changes to our operations, offerings, or priorities?

Between now and the transaction close–which we expect to occur in the first half of 2026–it is business as usual at Semrush. Our strategy and priorities, customer commitment, offerings, and organizational structure will remain the same. It’s important that we deliver on our plans with the same commitment, sense of purpose, drive and commitment to excellence as usual.

34.	Will our customer base and customer relationships be impacted at all by this change?

While it is business as usual at Semrush, we are excited to become part of Adobe’s world-class platform and gain access to an expanded customer and partner base.

With Adobe’s support and resources, we will join a household name, renowned for its cutting-edge solutions in the agentic AI era to help marketers manage every part of the customer experience, including content creation, customer engagement, and brand visibility. Upon close, we’ll integrate into Adobe’s globally scaled operations, delivering a quality customer experience and an even larger resource pool to fuel our AI search innovation.

35.	Will we continue to operate as Semrush, or will we be known as Adobe?

For now, we will continue to operate as usual. Specific operations following the closing have not yet been determined, but part of our strength has always been our team, and we believe that is a big part of what attracted Adobe to us.

36.	Why is there such a long window between now and the deal close?

With both organizations having a global presence, we have to adhere to various regulatory clearance timelines. This can take time, depending on the regional requirements.

37.	Will all employees move over to Adobe, or will there be layoffs?

Adobe values our people and is committed to a thoughtful integration that highlights our collective talent.

We don’t have any specifics to share at this time, and for now, it remains business as usual at Semrush. Nothing will change immediately as a result of the announcement of this transaction.

38.	Will my role, responsibilities, or reporting line change?

Not at this time. Roles, responsibilities, and reporting will remain the same between now and the deal close.

39.	Will my compensation or benefits (e.g., healthcare, retirement plans, equity package) change?

Compensation and benefits will remain the same through deal close, and more updates will be shared as we work towards close and integration.

40.	Will our global office footprint change as a result of this deal?

While it’s hard to say what will happen post close, for now, it remains business as usual at Fenway. Nothing will change immediately as a result of the announcement of this transaction.

41.	When and how can I learn more about Adobe’s company and culture?

We are excited to continue sharing updates with you as we move through this process, and you will learn more about Adobe in the coming months.

42.	How will we be transitioned and set up for success at Adobe?

It’s important to Semrush and Adobe that you have a smooth transition process into Adobe. We will give you updates as we move through the process.

43.	If a customer or vendor who I work with reaches out with questions about the transactions, what should I say?

You can tell any customers or vendors who reach out that for now, it is business as usual at Semrush and nothing will be changing immediately as a result of this announcement. We will let them know of any changes as we move towards closing the transaction and integrating our two businesses.

44.	What should I do if someone from the media or an investor reaches out to me?

If an investor or a member of the media contacts you, immediately forward the inquiry to PR@semrush.com and Public Relations will handle it. As a reminder, no-one other than select Officers or Company Spokespeople are authorized to speak to investors or media.

45.	Can I post about this on social media?

While you may be eager to share and engage on social media regarding the news, we absolutely must observe strict SEC requirements associated with the transaction. Our Semrush LinkedIn and X accounts will share posts today, and the Senior Leadership team is the only group of employees approved to post set language about the transaction. You may “like” the post, but no other employee may place any comments, re-post, nor create any post(s) of his/her/their own regarding the transaction. Significant penalties apply up to including termination should such activity occur.

46.	If I hear about a stockholder lawsuit, what is important to know about it?

The most important thing to know is that stockholder lawsuits are a very common and anticipated part of a public company transaction. We remain highly confident in the significant value this transaction delivers to our stockholders, and are focused on moving forward to gain all necessary approvals and close the transaction.

47.	When can we expect to hear more information, and who can I go to with questions?

Our immediate touchpoints are an internal, live Coffee Talk on Wednesday, November 19 and an All Hands on Wednesday, December 3. After that, we’ll plan to provide updates accordingly as we move through the process – we know you’re eager for additional information.

Agency Partner Q&A

48.	What does this announcement mean for Semrush’s Enterprise partners?

●	We greatly value our relationship with our partners and believe this transaction will make our business stronger for us both moving forward.

●	Currently nothing is changing about existing contracts.

●	We are committed to openness and transparency throughout this process and will provide updates as the transaction progresses.

49.	Will my partnership now be with Adobe and not Semrush?

●	Semrush and Adobe will operate as separate companies until close.

●	As of right now, it’s too early for us to speculate on how Semrush will be integrated exactly into the Adobe portfolio.

●	We’ll share more news when we have it, we promise!

50.	Will there be a change in the processing of payments and invoices?

●	There will be no changes to the processing of payments as Semrush and Adobe remain separate companies until the transaction is completed.

●	We will let you know of any changes as we move towards closing the transaction and integrating our respective businesses.

51.	Will there be a change in the process to sign new contracts?

●	At this time Semrush and Adobe are still two separate companies and there will be no changes to the contract process until the transaction is finalized.

●	We will let you know of any changes as we move towards closing the transaction and integrating our two businesses.

52.	Can I continue to work with my usual contact?

●	Yes, please plan to work with your Semrush POC for now.

53.	What should I do if I have contracts with both businesses?

●	Currently, partnerships with both businesses will continue as usual.

●	If you are a partner of Adobe, you can reach out to your contact there as well for any questions related to your related partnership.

●	We will offer greater clarity on how to approach partnerships post-close, once we have those details.

54.	Will I experience any interruptions to access during the integration process?

●	Semrush and Adobe will continue to operate as separate companies until the transaction closes.

●	It’s too early for us to speculate on how Semrush will be integrated exactly into Adobe.

●	We’ll share more news when we have it, we promise!

55.	Will my current contract terms, pricing, or discounts remain honored?

●	Nothing is changing about existing contracts or agreements for now.

●	We’ll share more news when we have it, we promise!

Customer Q&A

56.	Will Semrush’s products remain separate or become part of Adobe’s existing ecosystem of tools?

●	It’s a great question, but it’s too early for us to speculate on how Semrush will be integrated exactly into the Adobe portfolio.

●	For now, our product offerings and services will remain the same.

●	After the close, you can look forward to one destination to meet your full marketing needs as we combine our expertise in data-driven intelligence, content performance, and brand visibility with Adobe’s strengths in customer experience orchestration.

●	We’ll share more news when we have it, we promise!

57.	Will the products I use continue to be supported following the transaction?

●	Our product offerings and services will remain the same in the near-term.

●	It’s too early for us to speculate on how Semrush will be integrated exactly into the Adobe portfolio post-close, though we look forward to sharing those details with you when appropriate.

58.	Do you anticipate any changes to the product interface or experience?

●	For now, our product offerings and services will remain the same.

●	It’s too early for us to speculate on how Semrush will be integrated exactly into the Adobe portfolio. We will share more news when we have it, we promise!

59.	Can we expect the same level of innovation and responsiveness going forward?

●	Adobe values our spirit of innovation as it relates to building comprehensive offerings that drive tangible results for marketers.

●	We have long admired Adobe’s commitment to that same culture of innovation, and we are looking forward to continuing to innovate alongside them following the close of the transaction.

60.	Will I experience any interruptions to my service or access to Semrush products as a result of the transaction?

●	We understand the importance of having access to a reliable product to get your daily work done.

●	We’re fully committed to ensuring continued, reliable service and supporting a smooth transition after closing.

61.	Are there any planned feature deprecations or migrations we should know about?

●	For now, our product offerings and services will remain the same.

●	It’s too early for us to speculate on how Semrush will be integrated exactly into the Adobe portfolio.

●	As usual, if we do have any shifts to offerings, we will provide impacted customers advanced notice to the change.

62.	[If applicable] Can I continue to work with my usual contact?

●	Yes, you should plan to continue working with your Semrush account team for now.

63.	Will the way I access customer success and support change after the transaction?

●	You can continue to access support the same way you always have. We will let you know of any changes as we move towards closing the transaction and integrating our two businesses.

64.	What happens if I have contracts with both businesses?

●	For now, both businesses will continue as usual, so you should plan to maintain both contracts. As we get closer to closing the deal, we’ll be in touch with any updates as appropriate.

●	If you have any questions about your business with Adobe, we encourage you to reach out to them directly.

65.	Will my account automatically migrate, or do I have to take action?

●	Until close, you can continue to use your account as you always have.

●	We remain committed to regular communication and will keep you updated of any changes or actions needed as we move towards the close date.

66.	Do you anticipate pricing changes?

●	Our existing contracts and agreements will remain the same in the near term.

●	We will continue to be transparent and provide updates throughout the transaction process.

67.	I am in the process of signing on with Semrush - what does this mean for me?

●	We hope you’re just as excited – if not even more so – with this announcement.

●	We’re bringing together two organizations that are strong in what they do: Adobe with creating and managing customer journeys across owned channels, and Semrush with our strength in data-driven intelligence, content performance, and brand visibility.

●	While we don’t know the full integration details yet, there’s a ton of upside in having the ability to choose one solutions provider for all of your marketing and brand visibility needs.

●	For now, our services and offerings will remain the same. As we come closer to close, we’ll have a better sense for what the migration and combined customer experience and offerings will look like.

68.	Will I still be billed through the same platform?

●	Our payment processing will remain the same until the transaction is completed.

●	We will let you know of any changes as we move towards closing the transaction and integrating our two businesses.

69.	How will user data be handled and protected after the acquisition?

●	Adobe shares our strong commitment to keeping user data secure and has a robust Data Protection and Integrity program that we will be able to join after closing.

●	We are collaborating closely to ensure our approach to data security is in alignment following close.

●	Semrush and Adobe are committed to operating with the highest ethical standards and good corporate governance, as well as complying with all data regulations and industry standards across the geographies in which we operate.

Supplier Q&A

70.	What does this announcement mean for Semrush’s suppliers?

●	As part of the integration process, Adobe will naturally be reviewing all supplier agreements. Our team’s recommendation will be to maintain continuity with the valued partners who helped us get here.

●	Currently nothing is changing about existing contracts or agreements.

●	We are committed to openness and transparency throughout this process and will provide updates as the transaction progresses.

71.	Will my relationship now be with Adobe and not Semrush?

●	Semrush and Adobe will operate as separate companies until close.

●	As of right now, it’s too early for us to speculate on how Semrush will be integrated exactly into the Adobe portfolio. As part of the integration process, Adobe will naturally be reviewing all supplier agreements. Our team’s recommendation will be to maintain continuity with the valued partners who helped us get here.

●	We’ll share more news when we have it, we promise!

72.	Will there be a change in the processing of payments and invoices?

●	For now, there will be no changes to the processing of payments as Semrush and Adobe remain separate companies until the transaction is completed.

●	We will let you know of any changes as we move towards closing the transaction and integrating our respective businesses.

73.	Will there be a change in the process to sign new contracts?

●	At this time Semrush and Adobe are still two separate companies and there will be no changes to the general process for contracting with Semrush until the transaction is finalized.

●	We will let you know of any changes as we move towards closing the transaction and integrating with Adobe.

74.	Can I continue to work with my usual contact?

●	Yes, in the near-term, please continue to work with your normal Semrush procurement contact.

75.	What should I do if I have contracts with both businesses?

●	Currently, your relationship with both businesses will continue as usual.

●	As part of the integration process, Adobe will naturally be reviewing all supplier agreements. We will continue to be transparent and provide updates throughout the transaction process.

●	If you have any questions about your business with Adobe, we encourage you to reach out to them directly.

Influencer Q&A

76.	What’s the strategic rationale behind the deal?

●	Adobe offers leading solutions in the agentic AI era to help marketers manage every part of the customer experience, including content creation, customer engagement, and brand visibility.

●	Semrush is a highly complementary partner. We bring a strong foundation of data-driven intelligence, plus the capabilities that allow marketers to control their brand visibility.

●	Together Adobe and Semrush will deliver a comprehensive solution that gives marketers a holistic understanding of how their brands appear across owned channels, large language models (LLMs), traditional search and the web.

●	Semrush has always been focused on helping marketers win in digital visibility, and this opportunity allows us to expand our reach and innovate faster as part of a world-renowned software company.

77.	Why is Adobe the right partner for Semrush?

●	Adobe offers leading solutions in the agentic AI era to help marketers manage every part of the customer experience, including content creation, customer engagement, and brand visibility.

●	This is a solid strategic fit for where we want to go as an organization.

●	Together, we can deliver greater value, faster than we can alone: we’ll supercharge brand visibility in a new, AI-driven world.

78.	How will this transaction benefit customers?

●	Together Adobe and Semrush will deliver a comprehensive solution that gives marketers a holistic understanding of how their brands appear across owned channels, large language models (LLMs), traditional search and the web.

●	Customers will have an option for one destination for their full, evolving marketing needs – from creation through performance management.

79.	What kinds of new features can customers expect as a result of the combination with Adobe?

●	With the industry changing so rapidly, it’s hard to promise exact features.

●	Our goal is to enable marketers to win.

●	What we can share with confidence though, is that Adobe remains intensely committed to building out the best digital customer experience platform on the market.

●	With that comes an appetite for speed, innovation, and continuing to build for the needs of the modern marketer.

80.	Will Semrush operate independently, or will the business be integrated?

●	It’s a great question, but it’s too early for us to speculate on how Semrush will be integrated exactly into the Adobe portfolio.

●	We’ll share more news when we have it, we promise!

81.	How, if at all, will Semrush’s offerings become part of Adobe’s ecosystem of tools?

●	It’s a great question, but it’s too early for us to speculate on how Semrush will be integrated exactly into the Adobe portfolio. We’ll share more news when we have it, we promise!

●	After the close, marketers will be able to supercharge brand visibility in this new AI-driven world.

●	In the meantime, customers can look forward to continued Semrush offerings.

82.	How will Semrush and Adobe handle complementary functionality and products?

●	It’s a great question, but it’s too early for us to speculate on how Semrush will be integrated exactly into the Adobe portfolio. We’ll share more news when we have it, we promise!

●	Semrush and Adobe’s products will be made that much better by bringing together two amazing offerings.

83.	Are there technical or architectural synergies — or is this a complex integration challenge?

●	Semrush and Adobe are highly complementary and together offer customers even greater value.

●	We expect the transaction to supercharge brand visibility in this new AI-driven world.

●	Adobe has a long history of successfully bringing new companies into their family and has a successful track record of integration.

84.	Will this accelerate innovation or slow it down due to bureaucracy and scale?

●	Adobe values our spirit of innovation – they know that we love to move quickly and help marketers stay ahead. This is especially important amidst an AI-driven landscape, and it’s part of what they value so much in us.

●	Adobe shares a commitment to that same culture of innovation and empowering marketers to win. We are looking forward to continuing to innovate alongside them.

85.	Will there be any changes to Semrush’s leadership team as a result of this deal?

●	It is too early to speculate how the post-acquisition organization will look. We are thoughtfully planning for the transition process to ensure a successful integration to bring together talent from both organizations.

●	For now, it is business as usual at Semrush and nothing will be changing immediately as a result of this announcement.

86.	How will user data be handled and protected after the acquisition?

●	Adobe shares our strong commitment to keeping user data secure and has a robust Data Protection and Integrity program that we will be able to join after close.

●	We are working together closely to ensure we’re aligned on our approach to data security following close.

●	Semrush and Adobe are committed to operating with the highest ethical standards and good corporate governance, as well as complying with all data regulations and industry standards across the geographies in which we operate.

87.	How is AI influencing Semrush’s business strategy and product offerings?

●	The AI-driven world is changing fast. It’s shifting consumer behavior from traditional top-of-funnel to anywhere-in-the-funnel entry points, and marketers need to stay ahead. Semrush leans on more than 10 years of SEO expertise, plus offers strong AI Search and GEO tools – all sitting on a strong foundation of data-driven intelligence – to help marketers enhance their brand visibility across digital channels. Semrush’s solutions address a growing, essential need for marketers: remaining discoverable in AI search.

88.	Are there any changes to my contract as a Semrush Influencer as a result of this deal?

●	We greatly value our relationship with all Semrush Influencers and believe this transaction will make our business stronger for them moving forward.

●	Your contract will remain the same for the time being.

●	We are committed to openness and transparency throughout this process and will provide updates as the transaction progresses.

Media Q&A

89.	When did you start having conversations with Adobe about a potential transaction? How long has this been in the works?

●	The Board regularly evaluates opportunities in line with its fiduciary duty to act in the best interest of its stockholders.

●	We saw this as the right opportunity at a pivotal moment in our growth. With this transaction, we’ll be better positioned to expand our reach and innovate faster as part of a world-renowned software company.

●	In accordance with the announcement, in the coming weeks we will be filing our merger proxy which will include a Background of the Transaction section, which will detail all the events that led to the announcement.

90.	What is the strategic rationale behind the transaction?

●	Together Adobe and Semrush will deliver a comprehensive solution that gives marketers a holistic understanding of how their brands appear across owned channels, large language models (LLMs), traditional search and the web.

●	Through this transaction, we’ll be able to create greater value for our customers. Semrush’s expertise in data-driven intelligence, content performance, and brand visibility complements Adobe’s strengths in customer experience orchestration, creating an option for one destination to meet marketers’ evolving needs.

91.	Can you explain why Semrush decided to move forward with this transaction now?

●	The Board regularly evaluates opportunities in line with its fiduciary duty to act in the best interest of its stockholders.

●	We were presented with the right opportunity at a pivotal moment in our growth, offering us the ability to expand our reach and innovate faster as part of a world-renowned software company.

●	This transaction brings Semrush’s strong technology onto a much larger platform, which will enhance customers’ toolkits and introduce Semrush to Adobe’s even larger customer base. This transaction accelerates the objectives of both Adobe and Semrush faster than we could each achieve alone.

●	In accordance with the announcement, in the coming weeks we will be filing our merger proxy which will include a Background of the Transaction section which will detail all the events that led to the announcement.

92.	When is the transaction expected to close?

●	The transaction is expected to close in the first half of 2026, subject to the receipt of required regulatory approvals and the satisfaction of other customary closing conditions, including the approval of Semrush’s stockholders.

93.	Why is Adobe the right partner for Semrush?

●	Semrush and Adobe are highly complementary and together offer customers even greater value. With complementary offerings, combined with strength in our respective domains, we expect to supercharge brand visibility in this new AI-driven world.

●	Through this transaction, we’ll be able to create greater value for our customers. Semrush’s expertise in data-driven intelligence, content performance, and brand visibility complements Adobe’s strengths in customer experience orchestration, creating an option for one destination to meet marketers’ evolving needs.

94.	How do Semrush’s product offerings complement Adobe’s existing product offerings?

●	Semrush’s expertise in data-driven intelligence, content performance, and brand visibility complements Adobe’s strengths in customer experience orchestration, creating an option for one destination to meet marketers’ evolving needs.

●	By joining Adobe, we expect to supercharge our growth, expand our customer reach, benefit from their scale, and amplify each other’s product suite to achieve faster execution on our strategic roadmap than we would separately.

●	Adobe recognized our strong foundation of data-driven intelligence, coupled with our capabilities to ensure brand visibility across search engines, LLMs, social media, and more.

95.	What is the total value of the transaction?

●	Adobe is purchasing Semrush for $1.9 Billion in an all-cash transaction.

96.	How is Semrush being affected by the wave of new AI products and innovations?

●	Semrush has a strong foundation of data-driven, coupled with our capabilities to deploy content and optimize performance and visibility across the digital landscape, including LLMs. These capabilities are what Adobe, a company with a focus on using AI to boost human ingenuity, recognized in identifying us as a strategic partner.

●	Our partnership with Adobe is a reflection of the need to keep pace with AI innovation and the opportunities it provides for our company and Adobe understands the quality of data and the expertise of the Semrush platform and team.

97.	How is Semrush incorporating new AI capabilities into its product offerings/competing with other companies capitalizing on the new technology?

●	Bringing its strong GEO tools and SEO expertise, Semrush helps brands enhance their brand visibility and expand audience reach. Semrush’s solutions address a growing, essential need for marketers: remaining discoverable in AI search.

●	As marketers increasingly turn to their SEO teams and partners to drive their generative AI marketing strategies, Semrush GEO solutions -- built on extensive brand search and SEO expertise -- are powerful solutions for marketers to ensure brand visibility and relevance.

●	Adobe is focused on using AI to bring together data, content and customer journeys, enabling marketers to deliver personalized customer experiences at scale with greater agility and efficiency. They recognized us as a strategic partner to expand on this mission.

98.	Will Semrush operate as a standalone subsidiary of Adobe or will the business be integrated?

●	Once we close the transaction, Semrush will be operating as a wholly-owned subsidiary of Adobe, so questions about future capital allocation should be directed towards Adobe.

99.	What are the terms of the transaction?

●	Adobe is purchasing Semrush for $1.9 Billion in an all-cash transaction.

100.	What is the expected timeline for regulatory approvals?

●	We will comply with all applicable regulations and remain confident that we can close our transaction in the first half of 2026.

101.	Are there any risks of this transaction not closing?

●	We are confident that we can close our transaction in the first half of 2026.

102.	Will there be any changes to Semrush’s leadership team as a result of this transaction?

●	Adobe values our people and is committed to a thoughtful integration that highlights our talent.

●	We don’t have any specifics to share at this time, and for now, it remains business as usual at Semrush. Nothing will change immediately as a result of this transaction.

103.	Will there be layoffs at Semrush as a result of the transaction?

●	We can’t speak for Adobe, but central to this acquisition is how much they value our people and what we’ve accomplished through hard work, a strong customer commitment, and a spirit of innovation.

●	It is too early to speculate how the post-acquisition organization will look, but we are thoughtfully planning for the transition process and expect to retain talent.

104.	How does this deal reshape the competitive landscape in the technology sector?

●	With Adobe providing content creation tools, and Semrush standing out for deployment and performance, this transaction will bring together the important pieces of the content value chain so that marketers can maximize the value of their campaigns with an enterprise-level solution.

105.	What changes should customers expect in the short term?

●	For now, it is business as usual at Semrush and nothing will be changing immediately as a result of this announcement.

106.	How will the Semrush brand be positioned under the new ownership?

●	That would be a question for Adobe and we are unable to answer that at this time.

107.	What are the next steps for Semrush post-acquisition?

●	We cannot speculate on exact post-acquisition actions.

●	Our priority is ensuring a smooth transition while we combine our platforms to create the ultimate content value chain for marketers.

108.	What are your priorities in the first 6–12 months after closing?

●	It is still too early in the process to outline our priorities as a combined company.

●	As we move towards close, we look forward to partnering with Adobe on our roadmap and priorities for the future.

109.	How will success be measured for this deal?

●	We view this transaction as a very successful outcome for all our stakeholders, including our stockholders, customers, and employees.

110.	Are there new products, geographies, or market segments Semrush and Adobe plan to enter together?

●	We believe this transaction will give us an opportunity to expand our reach and drive greater value for our customers.

●	We are still in the process of working out the details of what that looks like more specifically.

111.	Will this deal enable new opportunities for Semrush that weren’t previously possible?

●	This transaction combines our expertise in data-driven intelligence, content performance, and brand visibility with Adobe’s strengths in customer experience orchestration. In turn, customers will have an option for one destination to meet their full marketing needs and the ultimate content value chain.

●	We’re excited that this deal offers the chance to integrate into globally scaled operations, delivering a quality customer experience and an even larger resource pool to fuel our AI search innovation and enhance customer experience.

112.	Does Semrush have any other announcements planned for the near future?

●	Right now, we are focused on closing this transaction and ensuring a successful integration.

●	We will give you updates as they become relevant.

113.	How have your customers responded to this announcement?

●	They are excited about the potential of combining the two platforms to unlock greater brand visibility.

●	We are maintaining active engagement with our customers through multiple channels and plan, as always, to listen to their feedback to inform our approach moving for

***

 Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Except for historical information contained in this communication, the matters discussed herein contain forward-looking statements that involve risks and uncertainties. Such statements are provided under the “safe harbor” protection of the Act In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “positioning,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements include, but are not limited to, statements about transition and the impact of recent changes to our executive management team; statements regarding the expectations of demand for our products and cash flow generation; statements about improvements to and expansion of our products and platform, and launching new products; statements about future operating results, including revenue, growth opportunities, variability of expenses, ability to realize efficiencies, future spending and incremental investments, business trends, our ability to deliver profits, and growth and value for shareholders; and assumptions regarding foreign exchange rates.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements regarding the transactions contemplated by the Merger Agreement (the “Transaction”), including the expected time period to consummate the Transaction, opportunities, anticipated future performance, expected share buyback programs and expected dividends. All such forward-looking statements are based upon current plans, estimates, expectations and ambitions that are subject to risks, uncertainties and assumptions, many of which are beyond the control of the Company, that could cause actual results to differ materially from those expressed in such forward-looking statements. Key factors that could cause actual results to differ materially include, but are not limited to, the expected timing and likelihood of completion of the Transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the Transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the possibility that the Company’s stockholders may not approve the Transaction; the risk that the parties may not be able to satisfy the conditions to the Transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the Transaction; the risk that any announcements relating to the Transaction could have adverse effects on the market price of the Company’s common stock; the risk that the Transaction and its announcement could have an adverse effect on the parties’ business relationships and business generally, including the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers, and on their operating results and businesses generally; the risk of unforeseen or unknown liabilities; customer, stockholder, regulatory and other stakeholder approvals and support; the risk of unexpected future capital expenditures; the risk of potential litigation relating to the Transaction that could be instituted against the Company or its directors and/or officers;  the risk associated with third party contracts containing material consent, anti-assignment, transfer or other provisions that may be related to the Transaction which are not waived or otherwise satisfactorily resolved; the risk of various events that could disrupt operations, including severe weather, such as droughts, floods, avalanches and earthquakes, cybersecurity attacks, security threats and governmental response to them, and technological changes; the risks of labor disputes, changes in labor costs and labor difficulties; and the risks resulting from other effects of industry, market, economic, legal or legislative, political or regulatory conditions outside of the Company’s control.  All such factors are difficult to predict and are beyond our control, including those detailed in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2024 (and which is available at https://www.sec.gov/Archives/edgar/data/1831840/000162828025009448/semr-20241231.htm), quarterly reports on Form 10-Q and other documents subsequently filed by the Company with the Securities Exchange Commission (“SEC”) and that are available at https://investors.semrush.com/financials/sec-filings/default.aspx and at https://www.sec.gov/edgar/search/#/ciks=0001831840&entityName=SEMrush%2520Holdings%252C%2520Inc.%2520(SEMR)%2520(CIK%25200001831840). The Company’s forward-looking statements are based on assumptions that the Company believes to be reasonable but that may not prove to be accurate. Other unpredictable or factors not discussed in this communication could also have material adverse effects on forward-looking statements.  The Company does not assume an obligation to update any forward-looking statements, except as required by applicable law. These forward-looking statements speak only as of the date hereof.

Additional Information and Where to Find It

In connection with the Transaction, the Company will file with the SEC a proxy statement on Schedule 14A. The definitive proxy statement will be sent to the stockholders of the Company seeking their approval of the Transaction and other related matters.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT ON SCHEDULE 14A WHEN IT BECOMES AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE COMPANY, THE TRANSACTION AND RELATED MATTERS.

Investors and security holders may obtain free copies of these documents, including the proxy statement, and other documents filed with the SEC by the Company through the website maintained by the SEC at https://www.sec.gov.  Copies of documents filed with the SEC by the Company will be made available free of charge by accessing the Company’s website at https://investors.semrush.com/financials/sec-filings/default.aspx or by contacting the Company via email by sending a message to ir@semrush.com.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Transaction under the rules of the SEC. Information about the interests of the directors and executive officers of the Company and other persons who may be deemed to be participants in the solicitation of stockholders of the Company in connection with the Transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement related to the Transaction, which will be filed with the SEC. Information about the directors and executive officers of the Company, their ownership of the Company common stock, and the Company’s transactions with related persons is set forth in the sections entitled “Directors, Executive Officers and Corporate Governance,” “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters,” and “Certain Relationships and Related Transactions, and Director Independence” included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on March 3, 2025 (and which is available at https://www.sec.gov/Archives/edgar/data/1831840/000162828025009448/semr-20241231.htm), and in the sections entitled “Corporate Governance,” and “Security Ownership of Certain Beneficial Owners and Management,” included in the Company’s definitive proxy statement in connection with its 2025 Annual Meeting of Stockholders, as filed the SEC on April 17, 2025 (and which is available at https://www.sec.gov/Archives/edgar/data/1831840/000162828025018235/semr-20250417.htm).  To the extent holdings of the Company’s securities by its directors or officers have changed since the amounts set forth in the Company’s definitive proxy statement in connection with the 2025 Annual Meeting of Stockholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4.   Additional information regarding the interests of such participants in the solicitation of proxies in respect of the Transaction will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available. These documents can be obtained free of charge from the SEC’s website at https://www.sec.gov.